                                                                     EXHIBIT 3.1

                          FORM OF AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            GREAT WOLF RESORTS, INC.

         Great Wolf Resorts, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         1. That the date of filing of the Corporation's original certificate of Incorporation with the Secretary of State was May 10, 2004.

         2. That at a meeting of the Board of Directors of the Corporation, resolutions were adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that such amendments be considered by the Stockholder of the Corporation.

         3. That the Stockholder of the Corporation approved said amendments in a written consent on July 26, 2004.

         4. That this Restated Certificate of Incorporation, duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware, as the same may be amended from time to time (as amended, the "DGCL") integrated those amendments to the Certificate of Incorporation that were duly adopted in accordance with Section 242 of the DGCL and is hereby amended and restated to read as follows:

                                   ARTICLE I.

         The name of the Corporation is:  Great Wolf Resorts, Inc.

                                   ARTICLE II.

         The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                  ARTICLE III.

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the DGCL and the Corporation shall have all powers necessary to engage in such acts or activities, including, but not limited to, the powers enumerated in the DGCL.

                                   ARTICLE IV.

         The total number of shares of all classes of stock that the Corporation shall have authority to issue is 260,000,000 shares, consisting of 250,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

         The holders of common stock shall be entitled to one (1) vote per share on all matters to be voted on by the stockholders of the Corporation.

         Shares of preferred stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation (the "Board of Directors"), and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by the DGCL, to adopt any such resolution or resolutions.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

         (h) Any other relative rights, preferences and limitations of that series.

                                   ARTICLE V.

         In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

                                   ARTICLE VI.

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

         Special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the holders of 35% or more of the Corporation's common stock then outstanding, and may not be called by any other person or persons.

                                  ARTICLE VII.

         The Bylaws of the Corporation may fix and alter the number of directors and may prescribe their term of office, and from time to time the number of directors may be increased or decreased by amendment of the Bylaws, provided that in no case shall the number of directors be less than three. In case of any increase in the number of directors, the additional directors shall be chosen by the Directors for a term to continue until the next annual meeting of the stockholders or until their successors are elected and qualify.

                                  ARTICLE VIII.

         No director shall have any personal liability to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) liabilities of a director imposed by Section 174 of the DGCL, or (d) any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IX.

         The Corporation reserves the right at any time, from time to time, to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the DGCL at the time in force may be added or inserted, in the manner now or hereafter prescribed by the DGCL; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article; provided, however, that the affirmative vote of at least a majority of the voting power of stockholders of the Corporation entitled to vote thereon shall be required to amend, alter or repeal, or adopt any provision inconsistent with, whether by amendment, merger or otherwise, the provisions of Article V, Article VI and this article IX.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by John Emery, its Chief Executive Officer, this ___ day of _______________, 2004.

                                                   _____________________________
                                                   By: John Emery
                                                       Chief Executive Officer